UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2009

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard	20850
Rockville, Maryland (Address of principal executive offices)	(Zip Code)

(301) 548-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 9, 2009, Catalyst Health Solutions, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Amended and Restated Financing and Security Agreement (the “Financing Agreement”) with Wachovia Bank, National Association (the “Lender”). Pursuant to the Amendment, the Lender and the Company agreed, among other things, to establish the maximum principal amount of the revolving credit facility available to the Company at $100,000,000 and establish the interest rate of the credit facility at LIBOR plus 2.0%. The credit facility has a term through October 9, 2012 and includes a $20,000,000 letter of credit facility substantially similar to that in the Financing Agreement. The Company has no outstanding balances under the letter of credit facility as of October 9, 2009. The Company’s wholly-owned, active subsidiaries (“Subsidiaries”) guarantee all of the Company’s obligations under the credit facility and letter of credit facility. Each facility is also collateralized by substantially all of the assets of the Company and its Subsidiaries.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms contained in the Amendment, which is filed as Exhibit 4.2.1 to this report and is incorporated herein by reference. A copy of the press release announcing the execution of the Amendment is attached to this report as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, on October 9, 2009, the Company entered into a First Amendment to Amended and Restated Financing and Security Agreement with Wachovia Bank, National Association. The Amendment is attached hereto as Exhibit 4.2.1. The description of the Amendment in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 4.2.1	First Amendment to Amended and Restated Financing and Security Agreement dated October 9, 2009 by and between Catalyst Health Solutions, Inc. and Wachovia Bank, National Association.

Exhibit 99.1	Press release dated October 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: October 13, 2009

	By:	/s/ Bruce F. Metge
	Name:	Bruce F. Metge
	Title:	General Counsel & Secretary